HEDVIG, INC.
STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders of Commvault Systems, Inc.

We have audited the accompanying Statement of Assets Acquired and Liabilities Assumed and related notes of Hedvig, Inc., which was acquired by Commvault Systems, Inc. on October 1, 2019 (the financial statement).

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of this financial statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statement referred to above presents fairly, in all material respects, the assets acquired and liabilities assumed of Hedvig, Inc. at October 1, 2019 in conformity with U.S. generally accepted accounting principles.

Emphasis of Matter
As described in Note 1 to the financial statement, the purchase accounting included in the accompanying financial statement was prepared based on preliminary fair values as of the date of acquisition (October 1, 2019) for the purpose of complying with Rule 3-05 and Article 11 of the Securities and Exchange Commission’s Regulation S-X. The financial statement is not intended to be a complete presentation of the financial position or results of operations of Hedvig, Inc. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young LLP
Iselin, New Jersey
December 13, 2019

HEDVIG, INC.
STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
(In thousands)

October 1, 2019
ASSETS ACQUIRED
Current assets:
Cash	$94
Accounts receivable	1,074
Other current assets	104
Total current assets	1,272
Property and equipment	202
Operating lease asset	644
Customer relationships	3,000
Technology	49,000
Goodwill	112,435
Other assets	682
Total assets acquired	$167,235
LIABILITIES ASSUMED
Current liabilities:
Deferred revenue	$899
Accounts payable	617
Accrued expenses	443
Current portion of operating lease liability	331
Total current liabilities	2,290
Deferred revenue, less current portion	1,332
Long-term portion of operating lease liability	324
Deferred income tax liabilities	84
Total liabilities assumed	4,030
Net assets acquired	$163,205

See accompanying notes to the Statement of Assets Acquired and Liabilities Assumed

HEDVIG, INC.
NOTES TO STATEMENT OF ASSSETS ACQUIRED AND LIABILITIES ASSUMED
(In thousands)

Note 1.    Basis of presentation and summary of significant accounting policies
On October 1, 2019, pursuant to the Agreement and Plan of Merger dated as of September 3, 2019 (the “Merger Agreement”), by and among Commvault Systems, Inc. (“Commvault”), Chennai Merger Sub, Inc., a wholly-owned subsidiary of Commvault (the “Merger Sub”), Hedvig, Inc. (“Hedvig”), Fortis Advisors LLC, and Avinash Lakshman, Srinivas Lakshman and Suresh Rajagopalan, solely for purposes of Section 10.5 of the Merger Agreement, Merger Sub merged with and into Hedvig (the “Merger”), with Hedvig continuing as the surviving corporation and a wholly-owned subsidiary of Commvault. Hedvig is a California based software-defined storage innovator. Total consideration related to this transaction, subject to working capital and escrow adjustments, was approximately $225,000, which includes the purchase price of approximately $163,000 and ongoing employee retention in the form of cash and stock-based compensation of approximately $62,000. A portion of the purchase consideration otherwise payable was placed into escrow as security for the post-closing working capital adjustments and the indemnification obligations under the Merger Agreement. Included in the amounts placed in escrow was $8,000 related to contingent consideration. Management has concluded the possible outcomes related to this contingent payment range from zero to $8,000 and estimated that $4,000 of this total contingent consideration will be earned. This $4,000 has been included in the purchase price.

Basis of presentation
The accompanying financial statement is not a complete set of financial statements, but rather it presents the net assets acquired and liabilities assumed in the acquisition of Hedvig at fair value as of October 1, 2019, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations.”  Commvault utilized the services of an independent valuation consultant, along with estimates and assumptions provided by management, to estimate the fair value of the assets acquired and liabilities assumed.  The purchase price allocation of the assets acquired and liabilities assumed is preliminary until contractual post-closing working capital adjustments are finalized and the final independent valuation report is issued.
In accordance with a request for relief granted by the Securities and Exchange Commission (“SEC”), the Statement of Assets Acquired and Liabilities Assumed of Hedvig on the basis of Commvault’s allocation of the purchase price is provided in lieu of certain historical financial information of Hedvig required by Rule 3-05 and Article 11 of SEC Regulation S-X. This financial statement is not intended to be a complete presentation of the financial position of Hedvig’s business; accordingly it does not purport to present the financial position of Hedvig that would have resulted if Hedvig had operated on a standalone, separate business.
The allocation of the purchase price to the assets acquired and liabilities assumed was accounted for under the purchase method of accounting in accordance with ASC 805.  Assets acquired and liabilities assumed in the transaction were recorded at their estimated acquisition date fair values, while transaction costs associated with the acquisition were expensed as incurred.  Commvault’s preliminary allocation was based on an evaluation of the appropriate fair values and represents management’s best estimate based on available data.
Commvault is in the process of finalizing valuations of current assets, property and equipment (including estimated useful lives), goodwill, intangible assets (including estimated useful lives), and all current and non-current liabilities.   The final determination of the fair value of assets and liabilities will be completed within the one year measurement period as allowed by ASC 805.

HEDVIG, INC.
NOTES TO STATEMENT OF ASSSETS ACQUIRED AND LIABILITIES ASSUMED
(In thousands)

Summary of significant accounting policies

Use of Estimates: The preparation of financial statements and related disclosures in conformity with U.S. GAAP requires management to make judgments and estimates that affect the amounts reported in the Company’s financial statements and the accompanying notes. The Company bases its estimates and judgments on historical experience and on various other assumptions that it believes are reasonable under the circumstances. The amounts of assets and liabilities reported in the Company’s Statement of Assets Acquired and Liabilities Assumed (the “Statement”) are affected by estimates and assumptions, which are used for, but not limited to, useful lives of property and identifiable intangible assets, the valuation of intangible assets, provision for income taxes and related reserves and contingent consideration. Actual results could differ from those estimates.
Fair Value of Accounting: ASC 820, “Fair Value Measurement”, creates a single definition of fair value, establishes a framework for measuring fair value in U.S. GAAP and expands disclosures about fair value measurements. ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and states that a fair value measurement is to estimate the price at which an orderly transaction to sell an asset or to transfer the liability would take place between market participants at the measurement date under current market conditions. Assets and liabilities recorded at fair value in the financial statement are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Level inputs, as defined by ASC 820, are as follows:

Level input	Input definition
Level 1	Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.
Level 2	Inputs, other than quoted prices included in Level 1, that are observable for the asset or liability through corroboration with market data at the measurement date.
Level 3	Unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.
The fair value of cash, accounts receivable, prepaid expenses and other current assets, property and equipment, deferred revenue, accounts payable and accrued expenses approximated their carrying value at the date of acquisition. The intangible assets for customer relationships and technology were valued using Level 3 inputs based on the income approach.

Accounts Receivable: Trade accounts receivable are recorded at fair value on the date of purchase.

Prepaid Assets: Prepaid assets are recorded at fair value, which establishes a new cost basis, on the date of purchase.

Property and Equipment: Property and equipment are recorded at fair value, which establishes a new cost basis, on the date of purchase. Estimated values for the acquired property and equipment are based on current market values and replacement costs of similar assets. All property and equipment acquired are computer equipment, software and servers and are depreciated using the straight-line method over the estimated useful life which is between two to three years.

HEDVIG, INC.
NOTES TO STATEMENT OF ASSSETS ACQUIRED AND LIABILITIES ASSUMED
(In thousands)

Goodwill: The preliminary purchase price allocation resulted in the recognition of $112,435 of goodwill. None of the goodwill is deductible for tax purposes. The goodwill represents the estimated value of potential expansion with new customers, the opportunity to further develop sales relationships with new customers, and intangible assets that do not qualify for separate recognition.
Goodwill is tested for impairment on an annual basis and more often if an event occurs or circumstances change that would more likely than not reduce the fair value of its carrying amount. The impairment tests consist of comparing the fair value with its carrying amount that includes goodwill. If the carrying amount of goodwill exceeds the fair value of goodwill, an impairment loss would be recognized to reduce the carrying amount to its fair value.

Other Intangibles: Other intangibles are recognized apart from goodwill whenever an acquired intangible asset arises from contractual or other legal rights, or whenever it is capable of being separated or divided from the acquired entity and sold, transferred, licensed, rented or exchanged, either individually or in combination with a related contract, asset or liability. The intangibles have an estimated useful life and are being amortized using patterns that reflect the periods over which the economic benefits of the assets are expected to be realized. Impairment losses are recognized if the carrying amount of an intangible is both not recoverable and exceeds its fair value. Estimated lives over which intangible assets are amortized as of October 1, 2019 were as follows:

Intangible assets with finite lives:	Weighted-Average Useful Life	Amortization Method
Customer relationships	2 years	Straight-line
Technology	5 years	Straight-line

Deferred Revenue: Deferred revenues represent amounts collected from, or invoiced to, customers in excess of revenues recognized. This results from the billing of annual customer support agreements, which range from one to six years and expire in fiscal year 2026.

Other Current Liabilities: Accounts payable and Accrued expenses are recorded at fair value on the date of purchase.

HEDVIG, INC.
NOTES TO STATEMENT OF ASSSETS ACQUIRED AND LIABILITIES ASSUMED
(In thousands)

Note 2. Intangible Assets and Goodwill
A summary of the intangible assets and goodwill acquired are as follows:

October 1, 2019
Intangible assets with finite lives:
Customer relationships	$3,000
Technology	$49,000

Intangible assets with infinite lives:
Goodwill	$112,435
Future amortization expense associated with intangible assets with finite lives is expected to be:

Fiscal Year Ending March 31:
2020 (remaining)	$5,650
2021	11,300
2022	10,550
2023	9,800
2024	9,800
Thereafter	4,900
$52,000

HEDVIG, INC.
NOTES TO STATEMENT OF ASSSETS ACQUIRED AND LIABILITIES ASSUMED
(In thousands)

Note 3. Leases
In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, Leases. Under the new guidance, Hedvig is required to recognize a lease liability and a right-of-use asset for leases. Hedvig adopted the guidance prior to the merger.
The lease liability relates to the operating lease of Hedvig’s California office which expires on August 31, 2021 and is recorded at the present value of the lease payments not yet paid, discounted at the rate of interest that the Commvault would have to pay to borrow on a collateralized basis over a similar term. As the lease does not provide an implicit rate, Commvault uses an incremental borrowing rate based on the information available at the purchase date in determining the present value of lease payments, which is 4%.
As of October 1, 2019, the maturities of the lease liability based on the total minimum commitment amount are as follows:

Fiscal Year Ending March 31:
2020 (remaining)	$174
2021	355
2022	151
Total minimum lease payments	$680
Less: Imputed interest	(25)
Present value of operating lease liability	$655
Less: Current portion of operating lease liability	(331)
Long-term portion of operating lease liability	$324

HEDVIG, INC.
NOTES TO STATEMENT OF ASSSETS ACQUIRED AND LIABILITIES ASSUMED
(In thousands)

Note 4. Income Taxes

The Statement includes certain deferred tax assets and liabilities, primarily related to timing differences between book and tax for intangible assets, net operating losses (NOLs) and tax credits.  Commvault is completing a study to determine the extent and timing that any net operating losses and tax credits can be used on its consolidated tax returns.

The tax effects of temporary differences that give rise to deferred tax assets (liabilities) as of October 1, 2019 are as follows:

October 1, 2019
Deferred tax assets:
Net operating losses	$14,592
Tax credits	956
Other deferred tax assets	438
Less: Valuation Allowance	(4,298)
Total deferred tax assets	$11,688
Deferred tax liabilities:
Intangible assets	(11,772)
Net deferred tax liability	$(84)
As of October 1, 2019, there were no uncertain tax positions recorded as part of the acquisition.